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                                                                    EXHIBIT 99.2

     [FORM OF NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION CERTIFICATES]

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           SUBSCRIPTION CERTIFICATES

                                   ISSUED BY

                              HANOVER DIRECT, INC.


     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated July 19, 1996 (the "Prospectus") of Hanover Direct, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on Friday, August 16, 1996 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "THE RIGHTS OFFERING -- EXERCISE OF RIGHTS" in the Prospectus. Payment of the Subscription Price of $[ ] per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.


                           The Subscription Agent is:

                    American Stock Transfer & Trust Company

           By Mail:                     By Facsimile                     By Hand:
    American Stock Transfer             Transmission:             American Stock Transfer
        & Trust Company                (718) 236-5001                 & Trust Company
  40 Wall Street, 46th Floor                                    40 Wall Street, 46th Floor
   New York, New York 10005                                      New York, New York 10005
                                    To Confirm Receipt of
                                        Facsimile and
                                  For General Information:
                                       (212) 936-5100
                                       (718) 921-8200

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES
NOT CONSTITUTE A VALID DELIVERY.
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                                                            HANOVER DIRECT, INC.

Gentlemen:

     The undersigned hereby represents that he or she is the holder of
Subscription Certificate(s) representing        Rights and that such
Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription
Privilege to subscribe for one share of Common Stock per Right with respect to
each of        Rights represented by such Subscription Certificate. The
undersigned understands that payment of the Subscription Price of $[     ] per
share for each share of Common Stock subscribed for pursuant to the Subscription
Privilege must be received by the Subscription Agent at or before 5:00 p.m., New
York City time, on the Expiration Date and represents that such payment, in the
aggregate amount of $          , either (check appropriate box):

     / / is delivered herewith or     / / was delivered separately in the manner
set forth below (check appropriate box and complete information relating thereto):

     / / wire transfer of funds

         -- name of transferor institution.....................................

         -- date of transfer........................confirmation number
            (if available).....................................................

     / / uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     / / certified check

     / / bank draft (cashier's check)

     / / money order

         -- name of maker......................................................

         -- date and number of check, draft or
            money order........................................................
                                         (date)                    (number)

         -- bank on which check is drawn or issuer of money order..............

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
Signature(s)................................    Address.....................................
 ............................................    ............................................
Name(s).....................................    ............................................
 ............................................    Tel. No(s). (. . .).........................
            Please Type or Print

Subscription Certificate No(s). (if available)..................................

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                             GUARANTEE OF DELIVERY
       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three American
Stock Exchange, Inc. trading days after the date hereof.


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
 ............................................    Dated:................................, 1996
 ............................................    ............................................
 ............................................    ............................................
 ............................................                   (Name of Firm)
                  Address
 ............................................    ............................................
      (Area Code and Telephone Number)                     (Authorized Signature)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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